Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPARTAN STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	38-0593940
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518
(Address of Principal Executive Offices)	(Zip Code)

Spartan Stores, Inc. Savings Plus Plan

Spartan Stores, Inc. Savings Plus Plan for Union Associates

(Full Title of the Plan)

Copies to:

Alex J. DeYonker Executive Vice President General Counsel and Secretary Spartan Stores, Inc. 850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan 49518	Gordon R. Lewis Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487
(Name and Address of Agent for Service)

(616) 878-2000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Spartan Stores, Inc. Common Stock, no par value	700,000 shares	$15.88	$11,116,000	$1,516.22

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement covers an indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the registration fee. On February 11, 2013, the average of the high and low prices of Spartan Stores, Inc. Common Stock reported on The Nasdaq Global Select Market was $15.88 per share. The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Spartan Stores, Inc. (the “Company” or the “Registrant”), pursuant to General Instruction E to Form S-8 under the Securities Act of 1933 to register additional shares of the Company’s Common Stock, no par value (“Common Stock”), to be issued under the Company’s Savings Plus Plan and Savings Plus Plan for Union Associates (collectively, the “Plans”). The Company previously registered:

•

550,000 shares of Common Stock to be issued under the Plans pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-66430), filed on August 1, 2001, as amended by Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-66430), filed on July 17, 2002;

•	1,500,000 shares of Common Stock to be issued under the Plans pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-100794), filed on October 28, 2002;

•	700,000 shares of Common Stock to be issued under the Plans pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-145432), filed on August 14, 2007; and

•	700,000 shares of Common Stock to be issued under the Plans pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-161745), filed on September 4, 2009.

The contents of these previously filed Form S-8 Registration Statements are hereby incorporated in this registration statement by reference, except as revised by Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a) The Registrant’s and the Plans’ latest annual reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

(b) All other reports filed by the Registrant or the Plans pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal years covered by the annual reports referred to in (a) above.

(c) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-3 filed on August 16, 2007, as amended on September 13, 2007, including any further amendment or report filed hereafter for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Document

4.1	Restated Articles of Incorporation of Spartan Stores, Inc. Previously filed as an exhibit to Spartan Stores, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 1, 2011. Here incorporated by reference.

4.2	Bylaws of Spartan Stores, Inc., as amended. Previously filed as an exhibit to Spartan Stores, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 10, 2011. Here incorporated by reference.

4.3	Indenture by and between Spartan Stores, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, dated as of May 30, 2007. Previously filed as an exhibit to Spartan Stores, Inc.’s Current Report on Form 8-K, filed May 30, 2007. Here incorporated by reference.

4.4	Registration Rights Agreement among Spartan Stores, Inc. and Banc of America Securities LLC and Bear, Stearns & Co., Inc., as representatives of the Initial Purchasers named therein dated as of May 30, 2007. Previously filed as an exhibit to Spartan Stores, Inc.’s Current Report on Form 8-K, filed May 30, 2007. Here incorporated by reference.

4.5	Form of 3.375% Convertible Senior Note due 2027. Previously filed as an exhibit to Spartan Stores, Inc.’s Current Report on Form 8-K, filed May 30, 2007. Here incorporated by reference.

4.6	Indenture by and among Spartan Stores, Inc., The Bank of New York Mellon Trust Company, N.A., as Trustee, and Spartan Stores, Inc.’s subsidiaries as Guarantors, dated as of December 6, 2012. Previously filed as an exhibit to Spartan Stores, Inc.’s Current Report on Form 8-K, filed December 6, 2012. Here incorporated by reference.

4.7	Form of 6.625% Senior Note Due 2016. Previously filed as an exhibit to Spartan Stores, Inc.’s Current Report on Form 8-K, filed December 6, 2012. Here incorporated by reference.

5.1	Legal Opinion. An opinion of counsel is not required pursuant to Item 8(a) of Form S-8 because shares of Common Stock registered will not be original issuance securities.

5.2	Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan.

5.3	Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for Union Associates.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Rehmann Robson LLC

24	Powers of Attorney.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on February 14, 2013.

SPARTAN STORES, INC. (Registrant)

By:	/s/ Dennis Eidson
Dennis Eidson President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

February 14, 2013	By	*
M. Shân Atkins Director

February 14, 2013	By	*
Wendy A. Beck Director

February 14, 2013	By	/s/ Dennis Eidson
Dennis Eidson President, Chief Executive Officer and Director (Principal Executive Officer)

February 14, 2013	By	*
Dr. Frank M. Gambino Director

February 14, 2013	By	*
Yvonne R. Jackson Director

February 14, 2013	By	*
Frederick J. Morganthall, II Director

February 14, 2013	By	*
Timothy J. O’Donovan Director

February 14, 2013	By	*
Craig C. Sturken Chairman and Director

February 14, 2013	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

February 14, 2013	*By	/s/ Dennis Eidson
Dennis Eidson Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this February 14, 2013.

SPARTAN STORES, INC. SAVINGS PLUS PLAN

By:	SPARTAN STORES, INC.
Plan Administrator

	By:	/s/ Jerry Jones
Jerry Jones, Vice President—Human Resources

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR UNION ASSOCIATES

By:	SPARTAN STORES, INC.
Plan Administrator

	By:	/s/ Jerry Jones
Jerry Jones, Vice President—Human Resources